Exhibit 99.1

For Immediate Release

Caliper Life Sciences Reports Third Quarter 2010 Results

- Molecular Imaging, Genomics and Targeted Therapeutic Research Applications

 Drive Imaging and LabChip® Revenue Increases -

- CDAS Service Unit Starts EPA ToxCast® Phase II Project Effort -

- Organic Revenue Growth of 11% and 8 Point Gross Margin Gain Highlight Financial Performance -

HOPKINTON, Mass., October 28, 2010 — Caliper Life Sciences, Inc. (NASDAQ: CALP), today reported results for its third quarter ended September 30, 2010.  Third quarter GAAP revenue decreased 8% to $29.7 million from $32.2 million in the same period in 2009 as a result of divestitures in 2010 and 2009.  Revenue from on-going business increased 10% on a reported basis and 11% on an organic basis.  The Company reported a third quarter GAAP-basis net loss of $1.3 million, or $0.03 per share, compared to a net loss of $3.4 million, or $0.07 per share, in the same quarter of 2009.  The Company achieved positive $0.01 earnings per diluted share on a Non-GAAP basis in the third quarter of 2010, compared to a non-GAAP net loss per diluted share of $0.02 in the same period in 2009.  The Company generated positive operating cash flows of $1.7 million in the third quarter which resulted in positive operating cash flows on a year-to-date basis.   (See “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures”).

Third Quarter Commentary:

•                  The Company’s Imaging and LabChip product families comprised 75% of total revenues in the quarter and together achieved 16% reported growth and 17% organic growth compared to the same period in 2009.  Revenues of the Company’s CDAS services unit increased 57% during the third quarter as a result of services performed on Phase II task orders under the Environmental Protection Agency (EPA) ToxCast program.  Automation product family revenue decreased 19% on a Non-GAAP basis and 18% organically.  This decline resulted from the completed streamlining and ongoing repositioning of the Company’s automation platforms to address fast-growing genomic and biotherapeutic market needs.

•                  Total gross margin increased approximately 8 percentage points in the third quarter to 53% from 45% in the same period in 2009, and combined product/services gross margin increased approximately 9 percentage points in the third quarter to 50% from 41% in the same period in 2009.  Increased services revenues generated by CDAS as well as an increase in the proportion of revenue derived from higher margin instruments, services and consumables were the key factors behind gross margin improvements during the third quarter compared to the same period in 2009.

•                  Operating expenses (research and development, and selling, general and administrative costs) increased 3% to $15.5 million, from $15.0 million during the third quarter as a result of higher legal spending, compared to the same period in 2009.

•                  The Company entered into a two-year sublease arrangement covering approximately 50% of the idled portion of its Mountain View, California chip manufacturing facility, and recorded a restructuring charge of $0.7 million based upon its revised estimate of total expected sublease income potential over the remaining duration of the Mountain View lease.

•                  Cash, cash equivalents and marketable securities less outstanding debt totaled $38.7 million as of September 30, 2010, compared to a net cash position of $23.1 million as of December 31, 2009.  As of September 30, 2010, the Company had no outstanding debt and approximately $20.0 million of borrowing availability under its $25 million bank credit facility.

“We continue to see strong demand for our LabChip and Imaging platforms driven by growing market investment in molecular imaging, genomics and targeted therapeutic research applications,” commented Kevin Hrusovsky, Caliper’s president and CEO.  “We were very pleased to see robust growth in our CDAS unit as a result of revenues from the EPA ToxCast project in the third quarter, and remain on target with repositioning our automation tools to support the rapidly growing biotherapeutic research and next-generation sequencing sample-prep markets,” added Hrusovsky.

Recent Business Highlights:

•                  The Company announced it has entered into a co-marketing agreement with Illumina, Inc. (Nasdaq: ILMN), the terms of which enable the parties to participate in the marketing and promotion of the other party’s products.  This announcement followed the recent third quarter commercial launch of the LabChip XT, an automated nucleic acid fractionation instrument which eliminates a key bottleneck in the current workflow for next generation sequencing.  LabChip platforms are expected to provide Illumina Genome Analyzer® and HiSeq2000® users with more accurate and higher throughput solutions for sample analysis and sizing, significantly reducing manual manipulation while improving data quality and sample-to-sample consistency.   The Company began shipping LabChip XT instruments in the third quarter of 2010.

•                  The Company announced a new seven-year supply agreement as exclusive supplier of planar microfluidic chips to Agilent Technologies for use with its Bioanalyzer® instrument platform.  The terms of the agreement provide for increases in chip pricing over the term, which is expected to result in higher profit margins from OEM chip sales to Agilent.  Since 1999, Agilent has placed over 7,000 Bioanalyzer instruments, for which Caliper has supplied in excess of 5 million chips.

•                  Kevin Hrusovsky, president and CEO, presented a keynote address at the Miptec conference in Basel, Switzerland on September 21, 2010.  The conference attracted over 5,000 attendees.  The address, entitled “Next Generation Tools Revolutionizing Medicine” was well received and, we believe, underscored the importance of Caliper’s technologies toward enabling “personalized medicine” in healthcare.

•                  The Company hosted over 175 registrants at its 2010 European COG (Caliper Owner’s Group) meeting.  Registrants representing AstraZeneca, GSK, Merck, Novartis, Pfizer, Roche, Sanger Centre, sanofi-aventis, Vertex and over 30 academic institutions spanning Europe and the United States participated in three session tracks which covered Imaging, Small Molecule Discovery and Genomics/Proteomics.

•                  The Company launched its General Side Effects Profile (GENSEP™), a service offering through its Caliper Discovery Alliances and Services (CDAS) unit, to assess the potential for safety liabilities of drugs under Good Laboratory Practices (GLP).  The ability to operate under GLP facilitates CDAS’s growing expansion in clinical biomarker studies, and bridges CDAS’s preclinical safety and toxicity studies into the clinical setting.

•                  During September, the Company’s CDAS unit received an initial shipment of compounds for Phase II of the ToxCast program under its contract with the EPA, allowing screening work to begin under this next phase.  Issued task orders from the EPA to the Company under Phase II of the ToxCast program total approximately $4.7 million.

•                  The National Cancer Institute purchased the Company’s Quantum FX, a standalone microCT instrument for preclinical imaging, to study spontaneous tumor models in lung cancer and other solid tumors.  The Quantum FX, launched in the second quarter, uses low dose radiation to enable longitudinal studies which provide more accurate, informative, and clinically relevant data from preclinical research animal models.

2010 Guidance

The Company increased its 2010 revenue outlook and currently anticipates full year GAAP revenues of $119 to $121 million, up from its previous range estimate of $117 to $120 million.  The Company will provide further detail on its business outlook during the conference call today.

Use of Non-GAAP Financial Measures

The Company supplements its GAAP financial reporting with certain non-GAAP financial measures. Reconciliations of the Company’s GAAP to non-GAAP revenue and earnings per share are provided at the end of this release under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Certain revenue growth percentages in this press release are derived from non-GAAP revenues which exclude the impact of revenue from product and services lines which were divested in the second quarter of 2010 and the fourth quarters of 2008 and 2009.  The term “organic” revenue growth eliminates the impact of these divestitures and foreign currency movements during the quarter to reflect growth percentages on a constant currency basis. The Company believes that providing this additional information enhances investors’ understanding of the financial performance of the Company’s operations and increases the comparability of its current financial statements to prior periods.

The Company will discuss its second quarter results in a conference call to be held today, October 28 at 9:00 a.m. ET. Participants please call 866.543.6407 five to ten minutes prior to the call and use the participant passcode of 61300483.  International callers can access the call by dialing 617.213.8898 and entering the same passcode.  You may also pre-register for the call at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=85833&eventID=3436555.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the fourth quarter of 2010.

Telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a telephone playback of the proceedings from October 28 through November 4, dial 888.286.8010 and use the participant passcode of 12936610.  International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expectations that strong demand for its LabChip and Imaging platforms will continue driven by growing market investment in molecular imaging, genomics, and targeted therapeutic research applications, that the new seven-year supply agreement with Agilent is expected to result in higher profit margins, and that it will achieve 2010 GAAP total revenue in the range of $119 to $121 million, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if customers do not adopt Caliper’s recently launched products as rapidly as Caliper believes that they will, or if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its microfluidic and imaging systems and products, and unanticipated difficulties may be encountered in Caliper’s manufacturing, marketing or selling of it recently launched products, such as the Quantum FX imaging system and the LabChip XT instrument for automated nucleic acid fractionation. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2009. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper and LabChip are registered trademarks of Caliper Life Sciences, Inc.  Genome Analyzer and HiSeq2000 are registered trademarks of Illumina, Inc., and Bioanalyzer is a registered trademark of Agilent Technologies, Inc.

Contacts:

Peter F. McAree

SVP and Chief Financial Officer

508.497.2215

Media Contact:

Benjamin Navon/Kristin Villiotte

Schwartz Communications

781.684.0770

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Product revenue	$20,066	$20,952	$60,920	$60,760
Service revenue	6,590	8,200	17,013	23,761
License fees and contract revenue	3,090	3,021	9,514	8,234

Total revenue	29,746	32,173	87,447	92,755

Costs and expenses:
Cost of product revenue	10,179	11,947	30,575	36,030
Cost of service revenue	3,270	5,393	9,778	16,431
Cost of license revenue	478	356	1,404	1,057
Research and development	4,416	4,221	13,061	13,406
Selling, general and administrative	11,046	10,786	32,650	33,235
Amortization of intangible assets	1,169	1,548	3,648	4,662
Restructuring charges, net	741	1,044	1,375	1,096

Total costs and expenses	31,299	35,295	92,491	105,917

Operating loss	(1,553)	(3,122)	(5,044)	(13,162)
Interest expense, net	(75)	(144)	(277)	(535)
Gain (loss) on divestitures	(37)	—	11,387	—
Other income (expense), net	320	(85)	(69)	(202)
Benefit (provision) for income taxes	35	(26)	(288)	(176)

Net income (loss)	$(1,310)	$(3,377)	$5,709	$(14,075)

Net income (loss) per share, basic and diluted	$(0.03)	$(0.07)	$0.11	$(0.29)
Shares used in computing net income (loss) per common share, basic	50,277	49,013	49,945	48,816
Shares used in computing net income (loss) per common share, diluted	50,277	49,013	51,888	48,816

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Earnings per Share (see explanation of adjustments below)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

GAAP EPS - Basic and diluted	$(0.03)	$(0.07)	$0.11	$(0.29)
Adjustments:
Acquisition related intangible amortization (1)	1,169	1,548	3,648	4,662
Restructuring and severance costs (2)	741	1,044	1,375	1,096
Loss(gain) on divestiture of product lines (3)	37	—	(11,387)	—
Taxes related to divestiture gain(3)	—	—	300	—
Total Adjustments	$1,947	$2,592	$(6,064)	$5,758

Per share effect of adjustments	0.04	0.05	(0.12)	0.12

Adjusted earnings (loss) per share, basic and diluted	$0.01	$(0.02)	$(0.01)	$(0.17)

We use the term “adjusted earnings per share” or “adjusted EPS” to refer to GAAP earnings per share excluding amortization of intangible assets, impairment charges and restructuring and severance costs.  Adjusted earnings per share is calculated by subtracting the total per share effect of these adjustments from GAAP EPS.

The adjustments are as follows:

1)             We exclude amortization of intangible assets from this measure because we believe intangible asset amortization charges do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

2)             We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult for management or investors and could distort performance measures involving our internal investments and the costs to support our operating structure.

3)             We exclude the net gain related to divestitures of product and service lines from this measure because they tend to occur as a result of specific events and also do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Non-GAAP Revenues for the Three Months Ended September 30, 2010

	Three Months Ended September 30,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP
			(in thousands)
	2010	2009	2010	2009	2010	2009	GAAP % Chg	Non-GAAP % Chg(2)
Imaging	$14,476	$12,189	$—	$(15)	$14,476	$12,174	19%	19%

LabChip	7,771	6,964	—	—	7,771	6,964	12%	12%
Automation	5,219	8,744	—	(2,296)	5,219	6,448	(40)%	(19)%
Research	12,990	15,708	—	(2,296)	12,990	13,412	(17)%	(3)%

Services (CDAS)	2,280	4,276	—	(2,820)	2,280	1,456	(47)%	57%
Total revenue	$29,746	$32,173	$—	$(5,131)	$29,746	$27,042	(8)%	10%

Non-GAAP Revenues for the Nine Months Ended September 30, 2010

	Nine Months Ended September 30,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP
			(in thousands)
	2010	2009	2010	2009	2010	2009	GAAP % Chg	Non-GAAP % Chg(2)
Imaging	$42,768	$35,837	$—	$(168)	$42,768	$35,669	19%	20%

LabChip	21,952	18,812	—	—	21,952	18,812	17%	17%
Automation	18,279	25,498	(3,609)	(7,331)	14,670	18,167	(28)%	(19)%
Research	40,231	44,310	(3,609)	(7,331)	36,622	36,979	(9)%	(1)%

Services (CDAS)	4,448	12,608	—	(8,280)	4,448	4,329	(65)%	3%
Total revenue	$87,447	$92,755	$(3,609)	$(15,777)	$83,838	$76,977	(6)%	9%

(1)

For purposes of comparing growth rates for each of the three principal product and service groups within of our business, the above non-GAAP table reconciliations exclude revenues related to the TurboVap and RapidTrace product lines divested in May 2010, the AutoTrace product lines divested in November 2008, as well as revenues related to Xenogen Biosciences Corporation which was divested in December 2009.

(2)

Currency effects reduced the above growth rates by 1% for both the Research and Imaging strategic business units during the three months ended September 30, 2010. On a year to date basis, currency effects did not impact the growth rates.

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)	*
Assets
Current assets:
Cash, cash equivalents and marketable securities	$38,804	$38,047
Accounts receivable, net	22,513	26,816
Inventories	11,789	11,525
Other current assets	2,756	2,385

Total current assets	75,862	78,773
Property and equipment, net	9,208	9,107
Intangible assets, net	21,574	25,222
Goodwill	18,356	21,011
Other assets	357	359

Total assets	$125,357	$134,472

Liabilities and stockholders’ equity
Current liabilities	$35,789	$36,773
Credit facility	—	14,900
Other long-term obligations	8,989	9,789
Stockholders’ equity	80,579	73,010

Total liabilities and stockholders’ equity	125,357	$134,472

*Note: Derived from audited financial statements for the year ended December 31, 2009.

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